    As filed with the Securities and Exchange Commission on January 7, 1999
                                                     Registration No. 333-45295
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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                ----------------------

                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------------

                                     ECOLAB INC.
                (Exact name of registrant as specified in its charter)

             DELAWARE                                     41-0231510
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                       Identification No.)

                                ----------------------

                                    Ecolab Center
                               370 North Wabasha Street
                              St. Paul, Minnesota 55102
                                    (651) 293-2233
                 (Address, including zip code, and telephone number,
               including area code, of registrant's principal executive
                                       offices)


                                ----------------------


                                  KENNETH A. IVERSON
                             VICE PRESIDENT AND SECRETARY
                                     ECOLAB INC.
                                    ECOLAB CENTER
                               370 NORTH WABASHA STREET
                              ST. PAUL, MINNESOTA 55102
                                    (651) 293-2125
                 (Name and address, including zip code, and telephone
                  number, including area code, of agent for service)



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

               Ecolab Inc. ("Ecolab" or the "Registrant") registered for public sale the resale of up to 555,018 shares (the "Offered Shares") of the common stock, par value $1.00 per share (the "Common Stock"), of Ecolab on behalf of certain selling stockholders pursuant to its Registration Statement on Form S-3, File No. 333-45295 (including all amendments and supplements thereto, the "Registration Statement"), as originally filed with the Securities and Exchange Commission on January 30, 1998. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, Ecolab hereby deregisters the remaining 502,882 Offered Shares that were not sold under the Registration Statement.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on January 7, 1999.

                               ECOLAB INC.


                               By: /s/Allan L. Schuman
                                  -----------------------------------------
                               Allan L. Schuman
                               President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on January 7, 1999 by the following persons in the capacities indicated.



 /s/Allan L. Schuman           President and Chief Executive Officer (Principal
 ----------------------------  Executive Officer) and Director
 Allan L. Schuman


 /s/Michael E. Shannon         Chairman of the Board, Chief Financial and
 ----------------------------  Administrative Officer (Principal Financial
 Michael E. Shannon            Officer) and Director


 /s/Arthur E. Henningsen, Jr.
 ----------------------------  Senior Vice President and Controller (Principal
 Arthur E. Henningsen, Jr.     Accounting Officer)


 /s/Kenneth A. Iverson
 ----------------------------  Directors
 Kenneth A. Iverson, as
 attorney-in-fact for Les S.
 Biller, Ruth S. Block, James
 J. Howard, Joel W. Johnson,
 Jerry W. Levin, Richard L.
 Schall, Roland Schulz,
 Philip L. Smith, Hugo
 Uyterhoeven and Albrecht
 Woeste

 Director not signing:
 Reuben F. Richards


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